UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 11, 2010

Interleukin Genetics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      Other Events.

On February 11, 2010, Genetics Technologies Limited (the “Plaintiff”) filed a complaint (the “Complaint”) in the United States District Court for the Western District of Wisconsin.  The Complaint names Interleukin Genetics, Inc. (“Interleukin”) and eight other corporations as defendants (the “Defendants”) in an alleged patent infringement lawsuit (Genetics Technologies Limited vs. Beckman Coulter, Inc., et. al., Civil Action No. 10-CV-00069, W.D. Wis., filed February 11, 2010).  The Complaint alleges that the Defendants make, use or sell products or services that infringe one or more claims of the patent owned by the Plaintiff, U.S. Patent No. 5,612,179 (the “ ’179 Patent”), which expires on March 10, 2010.  In Interleukin’s case, the Complaint alleges that Interleukin offers and provides genetic risk assessment testing services that utilize methods set forth in one or more claims of the ‘179 Patent.  Interleukin has not yet been served with the Complaint, however, on February 12, 2010, the Plaintiff alerted Interleukin to the filing of the Complaint and offered Interleukin a draft license agreement, pursuant to which the Plaintiff would grant Interleukin the right to license the ‘179 Patent in exchange for an as yet undetermined license fee.  Interleukin believes that it has substantial defenses to the claims asserted in the Complaint.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: March 1, 2010	/s/ ELIOT M. LURIER
Eliot M. Lurier
Chief Financial Officer
(Signature)